Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) is entered into between EQT AB (“Licensor”), on the one hand, and EQT Exeter Real Estate Income Trust, Inc. and EQT Exeter REIT Operating Partnership LP (individually and together, “Licensee”), on the other hand, and, once signed by both parties hereto, is effective as of [●] (“Effective Date”).

Recitals

WHEREAS, Licensor owns all right, title and interest in the marks EQT, EQT (and Design), EXETER, EQT EXETER and EQRT for use in connection with the services shown in Schedule A (the “Marks”);

WHEREAS, Licensee is a real estate operating company that intends to conduct its operations as a real estate investment trust (the “REIT Business”);

WHEREAS, Licensor’s wholly-owned subsidiary, Exeter Property Group, LLC, has entered into an advisory agreement with Licensee, dated [●] (the “Advisory Agreement”);

WHEREAS, Licensee desires to operate the REIT Business using the Marks and Licensor is willing to permit Licensee to use the Marks in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

Terms and Conditions

1.            Grant of License. Subject to the other provisions of this Agreement, Licensor grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-transferable, non-sublicensable, worldwide license during the Term of this Agreement to use the Marks solely (a) as part of Licensee’s corporate names, EQT Exeter Real Estate Income Trust, Inc. and EQT Exeter REIT Operating Partnership LP (together, the “Company Name”), and (b) in connection with the promotion and marketing of the REIT Business. Licensee acknowledges that any use of the Marks by Licensee and any goodwill associated with such use has inured to and shall in the future inure to the benefit of Licensor.

2.            Registration/Maintenance. Licensee acknowledges that only Licensor may file or prosecute trademark applications to register the Marks. Licensee will cooperate with Licensor or its designated affiliate in connection with the filing and prosecution of any such applications and the maintenance or renewal of any registration for the Marks. Notwithstanding the foregoing, Licensor agrees that Licensee may register the Company Name as a corporate name, provided that such registration shall not grant Licensee any interest in the Marks. In the event of the termination of this Agreement pursuant to Section 5 below, Licensee will be required to change its corporate name to a name that does not consist of or incorporate the Marks or any marks confusingly similar thereto.

3.            Ownership. Licensee agrees to not do anything inconsistent with Licensor’s ownership of the Marks, including directly or indirectly challenging or disputing Licensor’s ownership of or right, title or interest in, the Marks or the associated goodwill. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Marks, Licensee hereby irrevocably assigns such rights to Licensor together with all goodwill associated therewith.

4.            Quality Control

(a)  In order to continue to comply with Licensor's quality control standards, Licensee shall: (i) use the Marks in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice, wherever the Marks are used; (ii) adhere to such other specific quality control standards that Licensor may from time to time promulgate and communicate to Licensee with respect to the Marks; (iii) comply materially with all federal, state and local laws and regulations governing the use of the Marks and the provision of the REIT Business; and (iv) not alter or modify the Marks in any way, or use the Marks in combination with any other names, marks or designs, without the prior written consent of Licensor. Licensee will not use the Marks in any way that could denigrate the value, reputation or goodwill associated with the Marks or which impugns the reputation of Licensor or its affiliates.

(b)            In order to confirm that Licensee's use of the Marks complies with this Section 4, Licensor shall have the right upon reasonable advance written notice (i) to require that Licensee submit to Licensor representative samples of promotional materials showing Licensee’s use of the Marks in connection with the REIT Business; and (ii) to allow Licensor to evaluate the operation of the REIT Business and confirm that its operation meets Licensor’s quality standards.

(c)            Subject to Section 2 above, Licensee will not seek to register the Marks in its own name or seek to register or use any other name or mark resembling or confusingly similar to the Marks in any country for any products or services without prior written consent of Licensor. Licensee also will not acquire in its own name (or that of any third party) any domain names, social media names, or any other type of internet or online platform page or account name, or designator of source, that includes or consists of any of the Marks, or resembles or is confusingly similar to any of the Marks.

(d)            Licensee will use the Marks only in the manner and with the appropriate legends as prescribed from time to time by Licensor, including trademark notices and notices stating that the Marks are owned by Licensor and/or used under license from Licensor.

5.            Term and Termination

(a) The term of the license granted in this Agreement (“Term”) shall continue in perpetuity unless termination occurs pursuant to the provisions of this Section 5.

(b) The parties may terminate this Agreement by mutual agreement at any time.

(c) Licensor also may terminate this Agreement at any time upon ninety (90) days’ written notice to Licensee.

(d)  Licensor may terminate this Agreement upon fifteen (15) days’ written notice to Licensee if Licensor deems it necessary in order to settle any claim of infringement, unfair competition or similar claim, against Licensor and/or Licensee, that arises out of or relates to the use of the Marks.

(e)  Licensor may terminate this Agreement if Licensee materially breaches any of the provisions of this Agreement, provided that Licensee shall have thirty (30) days after receiving written notice from Licensor within which to cure such breach. If Licensee has not accomplished such cure to the satisfaction of Licensor, in Licensor's reasonable discretion, at the end of said thirty (30) day period, then Licensor may terminate the Agreement effective immediately upon further written notice to Licensee.

(f)  Licensor may immediately terminate this Agreement in the event of the voluntary or involuntary insolvency, bankruptcy or liquidation of assets of Licensee, without need for notice of termination.

(g)  Licensor may immediately terminate this Agreement in the event that the Advisory Agreement expires or is terminated.

(h)  Upon termination of this Agreement, Licensee shall within ten (10) business days (i) discontinue all use of the Marks, (ii) destroy all preprinted materials bearing the Marks within the possession or control of Licensee and (iii) change its corporate name to a name that does not consist of or incorporate the Marks or any marks confusingly similar thereto.

6.            Representations and Warranties; Limitations.

(a)  Each party represents and warrants to the other party that: (i) it is duly organized and validly existing under the laws of its state of organization; (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; (iii) its execution and performance of this Agreement does not and shall not violate any applicable law, rule, regulation or judicial order, or violate any contractual obligations which it may have with any third party; and (iv) it shall comply with all laws applicable to its exercise of rights and performance of obligations hereunder.

(b)  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6(a), LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARKS OR THE COMPANY NAME, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE COMPANY NAME IS ON AN “AS-IS” BASIS.

(c)  EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.            Indemnity. Licensee is solely responsible for, and agrees to defend, indemnify, and hold harmless Licensor, its affiliates and subsidiaries and each of their officers, directors, employees, agents, and representatives (“Licensor Indemnitees”) from and against all claims, suits, liabilities, damages, penalties, costs, and expenses (including reasonable attorneys’ fees) or losses (together, “Claims”) which may be suffered by or obtained against any Licensor Indemnitee, arising out of or in connection with any use of the Marks by Licensee except for any Claims that the Marks when used as permitted under this Agreement infringe the U.S. trademark rights of any third party.

8.            Infringement Proceedings

(a)  Licensee shall promptly notify Licensor of any known, threatened or suspected infringement, imitation or unauthorized use or registration of the Marks by any third party brought to the attention of any of its officers or counsel. Licensor shall determine what action, if any, should be taken in response to any infringement, imitation or unauthorized use or registration of the Marks by a third party. Licensee shall cooperate with Licensor in any action taken by Licensor to enforce Licensor's rights in the Marks. Licensee shall not take any action to prevent any infringement, imitation or unauthorized use or registration of the Marks without the prior written approval of Licensor, which Licensor may withhold in its reasonable business discretion.

(b) Licensor shall have the right, at its expense, to defend and settle for monetary or other damages any claim made against Licensor or Licensee by a third party alleging that the use of the Marks infringes upon any rights of others. Licensor expressly reserves the right to terminate this Agreement, pursuant to Section 5(d) above, to settle any such claim. If Licensor decides to defend against any such claim, Licensee shall use its reasonable efforts to cooperate with Licensor, at Licensor's expense.

9.            Assignment. Licensee may not assign this Agreement without the prior written consent of Licensor. Licensor may freely assign this Agreement.

10.            Waiver. Waiver by Licensor of any breach of any condition or covenant of this Agreement by Licensee shall not be deemed a waiver of any subsequent breach of the same or any other condition of this Agreement.

11.            Entire Agreement. This Agreement contains all agreements and understandings of the parties with respect to the subject matter of this Agreement. Each party acknowledges that no representations, inducements, promises or agreements have been made, orally or otherwise, by any party, or anyone acting on behalf of any party, which are not expressly embodied in this Agreement.

12.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York. Any action to enforce the terms of this Agreement shall be brought in the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, then in any court of competent jurisdiction in New York, and each Party hereby irrevocably consents to the exclusive jurisdiction and venue of such courts, and waives any defenses based upon improper venue, inconvenient forum or lack of personal jurisdiction.

13.            Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective permitted successors, representatives and assigns.

14.            Modifications. This Agreement may only be modified in a written instrument executed by the pertinent parties.

15.            Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (1) sent by registered or certified mail, or by an overnight delivery service that allows for tracking of the delivery; or (2) sent by international delivery service that allows for tracking of the delivery, as follows:

If to Licensor, to:

EQT AB, Regeringsgatan 25, 111 53 Stockholm, Attn: Legal (with an electronic copy to legal@eqtpartners.com)

With a copy to:

Anita B. Polott, Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, DC 20004-2541 (with an electronic copy to anita.polott@morganlewis.com)

If to Licensee, to:

EQT Exeter Real Estate Income Trust, Inc., c/o EQT Exeter, Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087, Attn: General Counsel

And

EQT Exeter REIT Operating Partnership LP, c/o EQT Exeter, Five Radnor Corporate Center, 100 Matsonford Road, Suite 250, Radnor, Pennsylvania 19087, Attn: General Counsel

or to such other address as any party shall have designated by notice in writing to the other parties. Unless otherwise provided in this Agreement, all notices, demands and requests sent in the manner provided in this Agreement shall be effective two (2) business days after mailing if sent domestically or four (4) business days after mailing if sent by international overnight courier.

16.            No Rights by Implication/Ownership. Licensee acknowledges that Licensor does not grant any rights or licenses with respect to the Marks other than those rights or licenses expressly granted in this Agreement. Licensee will not, at any time, do or suffer to be done, any act which will, in any way, impair or adversely affect the ownership or the rights of Licensor in or to the Marks. Nothing in this Agreement will be construed as giving Licensee any right, title or interest in the Marks other than the right to use the Marks in accordance with the terms of this Agreement. Licensee shall take such steps, and execute such documents, as reasonably requested by Licensor in order to protect Licensor’s complete interest in, title to and ownership of the Marks.

17.            Counterparts. This Agreement may be executed in one or more counterparts, including by fax, PDF, or other electronic means, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

EQT AB:	EQT Exeter Real Estate Income Trust, Inc.:

By:	By:

Title:	Title:

Date:	Date:

EQT Exeter REIT Operating Partnership LP

By:

Title:

Date:

Schedule A